EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
T. Rowe Price Group, Inc.:

We consent to the incorporation by reference in the registration statements on Form S-8 (No. 33-7012, No. 33-37573, No. 33-72568, No. 33-58749, No. 333-20333, No. 333-90967, No. 333-59714, No. 333-120882 and No. 333-120883) of T. Rowe Price Group, Inc. of our reports dated February 4, 2005, with respect to the consolidated balance sheets of T. Rowe Price Group, Inc. and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of income, stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2004, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004, Annual Report on Form 10-K of T. Rowe Price Group, Inc.

/s/ KPMG LLP

Baltimore, Maryland
February 28, 2005